UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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LANNETT COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LANNETT COMPANY, INC.

9000 STATE ROAD

PHILADELPHIA, PA  19136

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JANUARY 19, 2011

TO THE STOCKHOLDERS OF LANNETT COMPANY, INC.

The annual meeting (the “Annual Meeting”) of the Stockholders of Lannett Company, Inc., a Delaware Corporation, (the “Company”) will be held on Wednesday, January 19, 2011 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale  Avenue, Philadelphia, PA  19136, for the following purposes:

1.               To elect eight (8) members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.               To approve the 2011 Long-Term Incentive Plan; and

3.               To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THESE MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT ACCOMPANYING THIS NOTICE.

Stockholders of record at the close of business on December 10, 2010 may vote at this Annual Meeting.

It is important that you be represented at the Annual Meeting.  You are cordially invited to attend the Annual Meeting in person and we encourage you to attend and take the opportunity to ask questions.

By Order of the Board of Directors

December 14, 2010	/s/ William Farber
Philadelphia, Pennsylvania	William Farber, Chairman of the Board

LANNETT COMPANY, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 19, 2011

ATTENDANCE AND VOTING MATTERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is provided to you by the Board of Directors of Lannett Company, Inc. (the “Company” or “Lannett”) in connection with the Annual Meeting.  The Annual Meeting will be held on Wednesday, January 19, 2011 at 9:00 a.m., local time, at the Company’s facility at 9001 Torresdale Avenue, Philadelphia, PA 19136, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about December 16, 2010 to all Stockholders of the Company entitled to vote at the Annual Meeting.

VOTING METHODS

You may vote on matters to come before the meeting in two ways:

•                  You may come to the Annual Meeting and cast your vote in person;

•                  You may vote by signing and returning the enclosed proxy card by mail.  If you do so, the individuals named on the card will vote your shares in the manner you indicate.  You may revoke your proxy at any time prior to the Annual Meeting by sending written notice to the Secretary of the Company at 13200 Townsend Road, Philadelphia, PA 19154, or by attending the meeting.

If you come to the Annual Meeting to cast your vote in person and you are holding your stock in a brokerage account (“street name”), you will need to bring a legal proxy obtained from your broker.

You are entitled to cast one vote for each share of Lannett common stock owned on the record date, December 10, 2010. As of the record date, there were 25,080,233 shares of Lannett common stock outstanding.  Stockholders are not entitled to cumulative voting in the election of directors.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business.  If the holders of a majority of Lannett common stock are present at the meeting, in person or by proxy, a quorum will exist.  Abstentions and “broker non-votes” are counted as present for purposes of establishing a quorum.

VOTE NECESSARY FOR ACTION

Directors are elected by a plurality vote of shares present at the Annual Meeting.  Each other action to be considered by the stockholders will be approved by the affirmative vote of at least a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter.  For any proposal, an abstention will have the same effect as a vote against the proposal.  Broker non-votes will not be voted for or against any of these proposals and will have no effect on any of these proposals.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

NOMINEES

The Company’s Bylaws provide that the number of directors of the Company may be determined by the Stockholders, or in the absence of such determination, by the Board of Directors. Currently, there are seven members of the Board of Directors, but at its October 28, 2010 meeting the Board has recommended that the total membership be increased to eight members. The Board of Directors nominates the eight persons named below, seven of whom are currently serving on the Board of Directors, for election to the Board of Directors.  As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable to serve or will decline to serve as a director.  The eight nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company until the next Annual Meeting and until their successors have been elected and qualified or until their earlier resignation or removal.

The following list identifies the nominees for election to the Board of Directors and sets forth-certain information regarding each nominee.  All nominees are currently serving as directors of the Company.  A majority of the Directors on the Board are independent, as defined by the rules of the NYSE Amex stock exchange.  Those directors are referred to as “independent” below.

William Farber, 79, was elected as Chairman of the Board of Directors in August 1991.  From April 1993 to the end of 1993, Mr. Farber was the President and a director of Auburn Pharmaceutical Company. From 1990 through March 1993, Mr. Farber served as Director of Purchasing for Major Pharmaceutical Corporation.  From 1965 through 1990, Mr. Farber was the Chief Executive Officer of Michigan Pharmacal Corporation.  Mr. Farber was previously a registered pharmacist in the State of Michigan for more than 40 years until his retirement from active employment in the pharmaceutical industry.

The Nominating and Governance Committee concluded that Mr. Farber is qualified and should continue to serve, due, in part, to his long and very successful career in generic drug distribution, having built and managed one of the Country’s leading generic distribution companies. His skills include cost controls and material handling.

Ronald A. West, 76, was elected a Director of the Company in January 2002.  In September 2004, Mr. West was elected Vice Chairman of the Board of Directors.  Mr. West is currently a Director of Beecher Associates, an industrial real estate investment company.  Prior to this, from 1983 to 1987, Mr. West served as Chairman and Chief Executive Officer of Dura Corporation, an original equipment manufacturer of automotive products and other engineered equipment components.  In 1987, Mr. West sold his ownership position in Dura Corporation, at which time he retired from active management positions.  Mr. West was employed at Dura Corporation since 1969.  Previously, he served in various financial management positions with TRW, Inc., Marlin Rockwell Corporation and National Machine Products Group, a division of Standard Pressed Steel Company.  Mr. West studied Business Administration at Michigan State University and the University of Detroit.

The Nominating and Governance Committee concluded that Mr. West is qualified and should continue to serve, due, in part, because of his long and successful career in the manufacturing sector, both as a senior executive and as a financial manager. In addition to his financial analytic skills, he is a natural leader with solid experience in corporate governance.  Mr. West is an independent director.  Mr. West serves as our independent lead director.

Arthur P. Bedrosian, J.D., 65, was promoted to President of the Company in May 2002 and CEO in January 2006.  Prior to this, he served as the Company’s Vice President of Business Development from January 2002 to April 2002.  Mr. Bedrosian was elected as a Director in February 2000 and served to January 2002.  Mr. Bedrosian was re-elected a Director in January 2006. Mr. Bedrosian has operated generic drug manufacturing, sales, and marketing businesses in the healthcare industry for many years.  From 1999 to 2001, Mr. Bedrosian served as President and Chief Executive Officer of Trinity Laboratories, Inc., a medical device and drug manufacturer. Mr. Bedrosian also operated Pharmaceutical Ventures Ltd, a healthcare consultancy, Pharmeral, Inc. a drug representation company selling generic drugs, and Interal Corporation, a computer consultancy to Fortune 100 companies. Mr. Bedrosian holds a Bachelor of Arts Degree in Political Science from Queens College of the City University of New York and a Juris Doctorate from Newport University in California.

The Nominating and Governance Committee concluded that Mr. Bedrosian is qualified to serve as a director, in part, because his experience as our President and Chief Executive Officer has been instrumental in the company’s growth and provides the board with a compelling understanding of our operations, challenges and opportunities. In addition, his 42-year background in the generic pharmaceutical industry that encompasses a broad background and knowledge in the underlying scientific, sales, marketing and supply chain management brings special expertise to the board in developing our business strategies. His recent qualification to FINRA’s list of arbitrators recognizes his expertise and experience.

Jeffrey Farber, 50, was elected a Director of the Company in May 2006.  Jeffrey Farber joined the Company in August 2003 as Secretary. For the past 14 years, Mr. Farber has been President and the owner of Auburn Pharmaceutical (“Auburn”), a national generic pharmaceutical distributor. Prior to starting Auburn, Mr. Farber served in various positions at Major Pharmaceutical Corporation (“Major”), where he was employed for over 15 years. At Major, Mr. Farber was involved in sales, purchasing and eventually served as President of the mid-west division. Mr. Farber also spent time working at Major’s manufacturing division — Vitarine Pharmaceuticals — where he served on its Board of Directors.  Mr. Farber graduated from Western Michigan University with a Bachelors of Science Degree in Business Administration and participated in the Pharmacy Management Graduate Program at Long Island University. Mr. Farber is the son of William Farber, the Chairman of the Board of Directors and the principal shareholder of the Company.

The Nominating and Governance Committee concluded that Mr. Farber is qualified and should continue to serve, due, in part, to his significant experience in the generic drug industry and his ongoing role as the owner of a highly regarded and successful generic drug distributor. His skills include a thorough knowledge of the generic drug marketplace and drug supply chain management.

Kenneth Sinclair, Ph.D., 64, was elected a Director of the Company in September 2005. Dr. Sinclair is currently Professor of Accounting and Senior Advisor to the College of Business and Economics Dean at Lehigh University, where he began his academic career in 1972. Dr. Sinclair served as Chair of Lehigh’s Accounting Department from 1988 to 1994 and 1998 to 2007.  He has taught a variety of accounting courses, including financial and managerial accounting at both the undergraduate and graduate level.  He has been recognized for his teaching innovation, held leadership positions with professional accounting organizations and served on numerous academic and advisory committees. He has received a number of awards and honors for teaching and service, and has researched and written on a myriad of subjects related to accounting. He has also been heavily involved with strategic planning at both the College and Department level at Lehigh. Dr. Sinclair earned a Bachelor of Business Administration degree in Accounting, a Master of Science degree in Accounting and a Doctorate Degree in Business Administration with a concentration in Accounting from the University of Massachusetts.

The Nominating and Governance Committee concluded that Dr. Sinclair is qualified and should continue to serve, due, in part to his long and distinguished career as an Accounting Academic and his deep understanding of accounting and financial reporting.  His skills also include organizational planning and interpersonal relations.  Dr. Sinclair is an independent director.

Albert I. Wertheimer, Ph.D., MBA, 68, was elected a Director of the Company in September 2004. Dr. Wertheimer has a long and distinguished career in various aspects of pharmacy, health care, education and pharmaceutical research.  Since 2000, Dr. Wertheimer has been a professor at the School of Pharmacy at Temple University, and director of its Center for Pharmaceutical Health Services Research.  From 1997 to 2000, Dr. Wertheimer was Director of Outcomes Research and Management at Merck & Co., Inc.  In addition to his academic responsibilities, he is the author of 28 books and more than 380 journal articles.  Dr. Wertheimer also provides consulting services to institutions in the pharmaceutical industry.  Dr. Wertheimer’s academic experience includes professorships and other faculty and administrative positions at several educational institutions, including the Medical College of Virginia, St. Joseph’s University, Philadelphia College of Pharmacy and Science and the University of Minnesota. Dr. Wertheimer’s previous professional experience includes pharmacy services in commercial and non-profit environments.  Professor Wertheimer is a licensed pharmacist in five states, and is a member of several health associations, including the American Pharmacists Association and the American Public Health Association.  Dr. Wertheimer is the editor of the Journal of Pharmaceutical Health Services Research; and he has been on the editorial board of the Journal of Managed Pharmaceutical Care, Medical Care, and other healthcare journals. Dr. Wertheimer has a Bachelor of Science Degree in Pharmacy from the University of Buffalo, a Master of Business Administration from the State University of New York at Buffalo, a Doctorate from Purdue University and a Post Doctoral Fellowship from the University of London, St. Thomas’ Medical School.

The Nominating and Governance Committee concluded that Dr. Wertheimer is qualified and should continue to serve, due, in part to his deep understanding of all aspects of pharmacy practice, including retail and manufacturing.  His skills include business planning and a sound knowledge of drug regulation and distribution.  Dr. Wertheimer is an independent director.

Myron Winkelman, R. Ph., 73, was elected a Director of the Company in June 2003. Mr. Winkelman has significant career experience in various aspects of pharmacy and health care.  He is currently President of Winkelman Management Consulting (“WMC”), which provides consulting services to both commercial and governmental clients.  He has served in this position since 1994.  Mr. Winkelman has recently managed multi-state drug purchasing initiatives for both Medicaid and state entities.  Prior to creating WMC, he was a senior executive with ValueRx, a large pharmacy benefits manager, and served for many years as a senior executive for the Revco, Rite Aid and Perry Drug chains. While at ValueRx, Mr. Winkelman served on the Board of Directors of the Pharmaceutical Care Management Association.  He belongs to a number of pharmacy organizations, including the Academy of Managed Care Pharmacy and the Michigan Pharmacy Association. Mr. Winkelman is a registered pharmacist and holds a Bachelor of Science Degree in Pharmacy from Wayne State University.

The Nominating and Governance Committee concluded that Mr. Winkelman is qualified and should continue to serve, due, in part to his experiences with and knowledge of Pharmacy Benefit Administration and Mail Order Pharmacy.  His skills include a deep understanding of government pharmacy benefits and the drug supply chain.  Mr. Winkelman is an independent director.

David Drabik, 42, was nominated to become a board member by the Nominating Committee of the Company in November 2010.   If elected, Mr. Drabik would be an independent director.  Since 2002, Mr. Drabik has been President of Cranbrook & Co., LLC (“Cranbrook”), an advisory firm primarily serving the private equity and venture capital community.   At Cranbrook, Mr. Drabik assists and advises its clientele on originating, structuring, and executing private equity and venture capital transactions.  From 1995 to 2002, Mr. Drabik served in various roles and positions with UBS Capital Americas (and its predecessor UBS Capital LLC), a New York City based, private equity and venture capital firm that managed $1.5 billion of capital.  From 1992 to 1995, Mr. Drabik was a banker with Union Bank of Switzerland’s Corporate and Institutional Banking division in New York City.  Mr. Drabik graduated from the University of Michigan with a Bachelors of Business Administration degree.

The Nominating and Governance Committee concluded that Mr. Drabik is well qualified and should be nominated to serve as a Director due, in part to his excellent understanding of investment banking.  As a global investment bank professional with extensive experience advising senior management, his skills include business analytics, financing and a strong familiarity with SEC documentation.

To the best of the Company’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest adverse to the Company.  To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT LANNETT STOCKHOLDERS VOTE “FOR” THESE NOMINEES. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THESE NOMINEES.

BOARD MEETINGS AND COMMITTEES

The Board of Directors met six times during the fiscal year ended June 30, 2010 (“Fiscal 2010”).  In addition to meetings of the Board, directors attended meetings of individual Board committees.  In Fiscal 2010, each of the directors attended at least 75% of the Board meetings and meetings of Board committees of which they were a member, except William Farber who attended 67% of the meetings due to illness.  There were 11 Audit Committee meetings, one Strategic Planning Committee meeting, one Nominating and Governance Committee meeting, 11 Compensation Committee meetings and one Independent directors meeting held during Fiscal 2010.

The Audit Committee has responsibility for recommending the retention of independent auditors, conferring with the independent auditors regarding their audit of the Company’s consolidated financial statements, reviewing the independent auditors’ fees and considering whether non-audit services are compatible with maintaining their independence, and considering the adequacy of internal financial controls. All members of the Audit Committee are independent directors as defined by the rules of the American Stock Exchange. The Audit Committee is comprised of Dr. Sinclair (Chairman), Mr. West and Dr. Wertheimer.  See “Report of the Audit Committee.”

Financial expert on audit committee: The Board of Directors has determined that Dr. Sinclair, current director of Lannett as well as current Professor of Accounting and Senior Advisor to the College of Business and Economics Dean at Lehigh University, where he began his academic career in 1972, is the audit committee financial expert as defined in section 3(a)(58) of the Exchange Act and the related rules of the Commission.

The Compensation Committee establishes and regularly reviews the Company’s compensation philosophy, strategy, objectives and ethics and determines the compensation payable to the officers of the Company. The Committee also administers the Company’s equity compensation plans. All members of the Compensation Committee are independent directors as defined by the rules of the American Stock Exchange. The Compensation Committee is comprised of Mr. Winkelman (Chairman), Mr. West and Dr. Wertheimer.

The Strategic Planning Committee oversees the Company’s medium and long-term business strategies, including the decisions regarding new product initiatives, joint ventures and alliances, new markets and other matters related to the Company’s long-term planning process.  The Strategic Planning Committee is comprised of Mr. Winkelman, Dr. Wertheimer (Chairman), Mr. Bedrosian and Mr. Jeffrey Farber.

The Nominating and Governance Committee reviews possible candidates for Board membership and recommends a slate of nominees to the Company.  This committee was formed in November 2007.  The committee is comprised of Dr. Sinclair and Mr. Winkelman.

Recommendations to the Board of Directors are approved by a majority of directors. The Nominating and Governance Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals for nomination. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.  Other facts considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the pharmaceutical industry and public companies, as well as the ability of the individual to devote the necessary time to service as a director.

The Nominating and Governance Committee does not have a formal policy with regard to the consideration of any director candidates recommended by security holders.  The Nominating and Governance Committee will consider candidates recommended by Stockholders.  All nominees will be evaluated in the same manner, regardless of whether they were recommended by the Nominating and Governance Committee, or recommended by a Stockholder. This will ensure that appropriate director selection continues.

The Chairman’s Committee’s purpose is to act on behalf of the Board between scheduled Board meetings, except for those matters specifically reserved to the full Board, when in exceptional circumstances, it is not possible or practicable to convene a regular meeting of the Board.  The Chairman’s Committee is comprised of Mr. William Farber, Mr. West and Mr. Bedrosian.

Executive Sessions of Independent Directors

In accordance with the rules and regulations of the NYSE Amex stock exchange, non-management independent directors meet at regularly scheduled executive sessions without management participation. At least once a year, an executive session is held with only independent directors. Executive sessions are chaired by a lead independent director who is appointed annually by the Board of Directors from our independent directors. Mr. West currently serves as the lead independent director. In this role, Mr. West serves as chairperson of the independent director sessions and assists the Board in assuring effective corporate governance.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of December 1, 2010, information regarding the security ownership of the directors and certain executive officers of the Company and persons known to the Company to be beneficial owners of more than five (5%) percent of the Company’s common stock.  Although grants of restricted stock under the Company’s 2006 Long Term Incentive Plan (“2006 LTIP”) generally vest equally over a three year period from the grant date, the restricted shares are included below because the voting rights with respect to such restricted stock are acquired immediately upon grant.

		Excluding Options			Including Options (*)
Name and Address of Beneficial Owner	Office	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Directors/Executive Officers:

William Farber 13200 Townsend Road Philadelphia, PA 19154	Chairman of the Board	8,162,487	(1)	32.34%	8,254,987	(1),(2)	32.48%

Ronald A. West 13200 Townsend Road Philadelphia, PA 19154	Vice Chairman of the Board, Director	16,810	(3)	0.07%	71,758	(3),(4)	0.28%

Jeffrey Farber 13200 Townsend Road Philadelphia, PA 19154	Director	5,703,562	(5)	22.52%	5,751,062	(5),(6)	22.67%

Kenneth Sinclair 13200 Townsend Road Philadelphia, PA 19154	Director	17,500	(7)	0.07%	42,500	(7),(8)	0.17%

Albert Wertheimer 13200 Townsend Road Philadelphia, PA 19154	Director	18,500	(9)	0.07%	43,500	(9),(10)	0.17%

Myron Winkelman 13200 Townsend Road Philadelphia, PA 19154	Director	18,500	(11)	0.07%	58,500	(11),(12)	0.23%

Arthur P. Bedrosian 13200 Townsend Road Philadelphia, PA 19154	President and Chief Executive Officer	588,424	(13)	2.32%	941,324	(13),(14)	3.67%

William Schreck 13200 Townsend Road Philadelphia, PA 19154	Senior Vice President and General Manager	35,493	(15)	0.14%	165,905	(15),(16)	0.65%

Kevin Smith 13200 Townsend Road Philadelphia, PA 19154	Vice President of Sales and Marketing	28,651	(17)	0.11%	204,744	(17),(18)	0.80%

Ernest Sabo 13200 Townsend Road Philadelphia, PA 19154	Vice President of Regulatory Affairs and Chief Compliance Officer	20,953	(19)	0.08%	78,046	(19),(20)	0.31%

David Farber 6884 Brook Hollow Ct West Bloomfield, MI 48322		5,705,050	(21)	22.53%	5,727,550	(21),(22)	22.60%

Keith R. Ruck 13200 Townsend Road Philadelphia, PA 19154	Vice President of Finance and Chief Financial Officer	8,647	(23)	0.03%	26,980	(23),(24)	0.11%

		Excluding Options			Including Options (*)
Name and Address of Beneficial Owner	Office	Number of Shares		Percent of Class	Number of Shares		Percent of Class

Farber Properties 1775 John R Road Troy, MI 48083		5,000,000	(25)	19.74%	5,000,000		19.74%

Farber Family LLC 1775 John R Road Troy, MI 48083		528,142	(26)	2.09%	528,142		2.09%

Farber Investment LLC 1775 John R Road Troy, MI 48083		38,000	(27)	0.15%	38,000		0.15%

Stephen Kovary 13200 Townsend Road Philadelphia, PA 19154	Vice President of Operations	2,507	(28)	0.01%	9,174	(28),(29)	0.04%

All directors and executive officers as a group (12 persons)		14,622,034		57.74%	15,648,480		59.39%

(1)           Includes 197,825 shares owned by William Farber’s spouse, Audrey Farber; 14,000 shares owned by William Farber’s brother, Gerald G. Farber, and 132,212 shares held by William Farber as custodian for his seven grandchildren.  Includes 26,250 shares held in William Farber’s IRA account.  Includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(2)           Includes 37,500 vested options to purchase common stock at an exercise price of $7.97 per share, 25,000 vested options to purchase common stock at an exercise price of $17.36 per share, 25,000 vested options to purchase common stock at an exercise price of $16.04 per share, and 5,000 vested options to purchase common stock at an exercise price of $6.89 per share.

(3)                                  Includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(4)           Includes 9,948 vested options to purchase common stock at an exercise price of $7.97 per share, 15,000 vested options to purchase common stock at an exercise price of $17.36 per share, 25,000 vested options to purchase common stock at an exercise price of $16.04 and 5,000 vested options to purchase common stock at an exercise price of $6.89.

(5)           Includes 5,000,000 shares held by Farber Properties Group LLC (“FPG”).  FPG is managed and jointly owned by Jeffrey Farber and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of 2,500,000 shares held by FPG.  Includes 528,142 shares held by Farber Family LLC (“FFLLC”) which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Includes 150 shares held by Jeffrey Farber as custodian for his son and 10,800 shares held by William Farber as custodian for his children.  Also includes 9,500 shares held by Farber Investment Company (“FIC”), which holds 38,000 shares of common stock.  Jeffrey Farber and David Farber each beneficially owns 25% of FIC and each disclaims beneficial ownership of all but 9,500 shares held by FIC.  Also includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(6)           Includes 10,000 vested options to purchase common stock at an exercise price of $17.36 per share, 12,500 vested options to purchase common stock at an exercise price of $16.04, 20,000 vested options to purchase common stock at an exercise price of $4.55, and 5,000 vested options to purchase common stock at an exercise price of $6.89.

(7)                                  Includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(8)           Includes 20,000 vested options to purchase common stock at an exercise price of $4.55 per share and 5,000 vested options to purchase common stock at an exercise price of $6.89 per share.

(9)           Includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(10)         Includes 20,000 vested options to purchase common stock at an exercise price of $9.02 per share and 5,000 vested options to purchase common stock at an exercise price of $6.89 per share.

(11)         Includes 5,000 shares received pursuant to a restricted stock award granted in September 2007.

(12)         Includes 15,000 vested options to purchase common stock at an exercise price of $17.36, 20,000 vested options to purchase common stock at an exercise price of $16.04 and 5,000 vested options to purchase common stock at an exercise price of $6.89 per share.

(13)         Includes 33,150 shares owned by Arthur Bedrosian’s wife and 1,000 shares owned by his daughter. Mr. Bedrosian disclaims beneficial ownership of these shares. Includes 12,893 shares received pursuant to a restricted stock award granted in September 2007 and 26,655 shares received pursuant to a restricted stock award granted in October 2009.  Also includes 31,337 shares of common stock held through employee stock purchase plan.

(14)         Includes 18,000 vested options to purchase common stock at an exercise price of $4.63 per share, 96,900 vested options to purchase common stock at an exercise price of $7.97 per share, 33,000 vested options to purchase common stock at an exercise price of $17.36 per share, 30,000 vested options to purchase common stock at an exercise price of $16.04 per share, 25,000 vested options to purchase common stock at an exercise price of $8.00 per share, 30,000 vested options to purchase common stock at an exercise price of $6.89 per share, 75,000 vested options to purchase common stock at an exercise price of $4.03 per share,  30,000 vested options to purchase common stock at an exercise price of $2.80, and 25,000 vested options to purchase common stock at an exercise price of $6.94.

(15)         Includes 6,223 shares received pursuant to a restricted stock award granted in September 2007, and 13,349 shares received pursuant to a restricted stock award granted in October 2009.

(16)         Includes 17,745 vested options to purchase common stock at an exercise price of $11.27 per share, 12,000 vested options to purchase common stock at an exercise price of $5.18 per share and 15,000 vested options to purchase common stock at an exercise price of $6.89 per share, 50,000 vested options to purchase common stock at an exercise price of $4.03 per share, 16,000 vested options to purchase common stock at an exercise price of $2.80 per share, 5,000 vested options to purchase common stock at an exercise price of $7.53 per share and 20,000 vested options to purchase common stock at an exercise price of $6.94 per share.

(17)         Includes 7,164 shares received pursuant to a restricted stock award granted in September 2007, and 13,229 shares received pursuant to a restricted stock award granted in October 2009.

(18)         Includes 38,760 vested options to purchase common stock at an exercise price of $7.97 per share, 13,000 vested options to purchase common stock at an exercise price of $17.36 per share, 20,000 vested options to purchase common stock at an exercise price of $16.04 per share, 12,000 vested options to purchase common stock at an exercise price of $5.18 per share, 15,000 vested options to purchase common stock at an exercise price of $6.89 per share, 50,000 vested options to purchase common stock at an exercise price of $4.03 per share, 16,000 vested options to purchase common stock at an exercise price of $2.80 and 16,666 vested options to purchase common stock at an exercise price of $6.94 per share.

(19)         Includes 5,337 shares received pursuant to a restricted stock award granted in September 2007, and 13,349 shares received pursuant to a restricted stock award granted in October 2009.

(20)         Includes 3,260 vested options to purchase common stock at an exercise price of $7.48 per share, 4,000 vested options to purchase common stock at an exercise price of $5.18 per share, 7,500 vested options to purchase common stock at an exercise price of $6.89 per share, 15,000 vested options to purchase common stock at an exercise price of $4.03 per share, 16,000 vested options to purchase common stock at an exercise price of $2.80 per share and 16,666 vested options to purchase common stock at an exercise price of $6.94 per share.

(21)         Includes 5,000,000 shares held by FPG.  FPG is managed and jointly owned by Jeffrey Farber and David Farber.  David Farber and Jeffrey Farber each disclaim beneficial ownership of 2,500,000 shares held by FPG.  Includes 528,142 shares held by FFLLC which is managed by Jeffrey and David Farber. David Farber and Jeffrey Farber each disclaim beneficial ownership of these shares. Indirect shares include 7,488 shares held by David Farber as custodian for his children, 16,200 shares held by William Farber as custodian for his children and 2,850 shares held by David Farber’s spouse. Also includes 9,500 shares held by FIC, which holds 38,000 shares of common stock.  Jeffrey Farber and David Farber each beneficially owns 25% of FIC and each disclaims beneficial ownership of all but 9,500 shares held by FIC.

(22)         Includes 10,000 vested options to purchase common stock at an exercise price of $17.36 per share and 12,500 vested options to purchase common stock at an exercise price of $16.04 per share.

(23)         Includes 6,667 shares received pursuant to a restricted stock award granted in October 2009 and 1,980 shares of common stock held through employee stock purchase plan.

(24)         Includes 5,000 vested options to purchase common stock at an exercise price of $6.94 per share..

(25)                            Farber Properties Group, LLC is managed and jointly owned by Jeffrey Farber and David Farber.

(26)                            Farber Family LLC is managed by Jeffrey Farber and David Farber as trustees.

(27)                            Farber Investment LLC is beneficially owned 25% each by Jeffrey and David Farber and 50% by Larry Farber.

(28)         Includes 2,507 shares of common stock held through employee stock purchase plan.

(29)         Includes 6,667 vested options to purchase common stock at an exercise price of $8.48 per share.

* Assumes that all options exercisable within sixty days have been exercised which results in 26,350,308 shares outstanding.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during Fiscal 2010, all filing requirements applicable to its officers, directors and greater-than-10% beneficial owners  under Section 16(a) of the Exchange Act were complied with, except for certain Form 4s that were filed late related to certain stock option and restricted share grants made to the officers of Lannett in the current and prior years, and except for certain Form 4s related to Mr. William Farber’s gifting of approximately 528,000 shares in October 2009 to a family trust whose beneficiaries are his grandchildren that was filed late.

DIRECTORS AND OFFICERS

The current directors and executive officers of the Company are set forth below:

	Age	Position
Directors:

William Farber	79	Chairman of the Board

Ronald A. West	76	Vice Chairman of the Board, Director

Arthur P. Bedrosian	65	Director

Jeffrey Farber	50	Director

Kenneth Sinclair	64	Director

Albert Wertheimer	68	Director

Myron Winkelman	73	Director

Officers:

Arthur P. Bedrosian	65	President and Chief Executive Officer

William Schreck	62	Senior Vice President and General Manager

Kevin Smith	50	Vice President of Sales and Marketing

Ernest Sabo	62	Vice President of Regulatory Affairs and Chief Compliance Officer

Keith R. Ruck	49	Vice President of Finance and Chief Financial Officer

Stephen Kovary	53	Vice President of Operations

William Farber — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Farber.

Ronald A. West — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. West.

Arthur P. Bedrosian — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Bedrosian

Jeffrey Farber - See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Farber.

Kenneth Sinclair — See “Proposal No. 1 - Election of Directors” for matters pertaining to Dr. Sinclair.

Albert I. Wertheimer — See “Proposal No. 1 - Election of Directors” for matters pertaining to Dr. Wertheimer.

Myron Winkelman — See “Proposal No. 1 - Election of Directors” for matters pertaining to Mr. Winkelman.

William Schreck joined the Company in January 2003 as Materials Manager.  In May 2004, he was promoted to Vice President of Logistics. In August 2009, Mr. Schreck has been promoted to Senior Vice President and General Manager.   Prior to this, from 1999 to 2001, he served as Vice President of Operations at Nature’s Products, Inc., an international nutritional and over-the-counter drug product manufacturing and distribution company; from 2001 to 2002 he served as an independent consultant for various companies.  Mr. Schreck’s prior experience also includes executive management positions at Ivax Pharmaceuticals, Inc., a division of Ivax Corporation, Zenith-Goldline Laboratories and Rugby-Darby Group Companies, Inc. Mr. Schreck has a Bachelor of Arts Degree from Hofstra University.

Kevin Smith joined the Company in January 2002 as Vice President of Sales and Marketing.  Prior to this, from 2000 to 2001, he served as Director of National Accounts for Bi-Coastal Pharmaceutical, Inc., a pharmaceutical sales representation company.  Prior to this, from 1999 to 2000, he served as National Accounts Manager for Mova Laboratories Inc., a pharmaceutical manufacturer.  Prior to this, from 1991 to 1999, Mr. Smith served as National Sales Manager at Sidmak Laboratories, a pharmaceutical manufacturer.  Mr. Smith has extensive experience in the generic sales market, and brings to the Company a vast network of customers, including retail chain pharmacies, wholesale distributors, mail-order wholesalers and generic distributors.  Mr. Smith has a Bachelor of Science Degree in Business Administration from Gettysburg College.

Ernest Sabo joined Lannett in March 2005 as Director of Quality Assurance. In May 2008, Mr. Sabo was promoted to Vice President of Regulatory Affairs and Chief Compliance Officer. Prior to this, he served at Wyeth Pharmaceuticals as Manager of QA Compliance from 2001 to 2003 and as Associate Director of QA Compliance from 2003 to 2005. Mr. Sabo held former positions as Director of Validation, Quality Assurance, Quality Control and R&D at Delavau/Accucorp, Inc. from 1993 thru 2001. He has over 30 years experience in the pharmaceutical industry, his background spans from Quality Assurance, Quality Control, Cleaning/Process Validation and Manufacturing turn-key operations. Mr. Sabo holds a Bachelor of Arts in Biology from Trenton State College (now known as The College of New Jersey).

Keith R. Ruck joined the Company in September 2008 as Corporate Controller. On March 23, 2009, the Company named Mr. Ruck Interim Chief Financial Officer.  Effective October 13, 2009, Mr. Ruck was appointed and assumed the duties as the Company’s Vice President of Finance and Chief Financial Officer.  Mr. Ruck, a Certified Public Accountant (CPA), has more than 27 years of public company financial management experience. Prior to joining Lannett, he served as Corporate Controller of Optium Corporation from April 2007 to September 2008.  From 2000 to 2007, he was Vice President - Finance of MAAX KSD Corporation and from 1998 to 2000, he served as Vice President of Finance and Chief Financial Officer of Total Containment, Inc. Mr. Ruck earned a Bachelor of Science degree in business administration and a Master of Finance degree from LaSalle University.

Stephen Kovary R. Ph. joined the Company in September 2009 as Vice President of Operations.  Prior to joining Lannett, Mr. Kovary was the Vice President, Plant Manager for PF Laboratories, a division of Purdue Pharma, LP, since 2003.  Formerly, Mr. Kovary held senior level management positions at Pliva, Inc, Abbott Laboratories, Knoll Pharmaceuticals and Parke-Davis.  Mr. Kovary holds a Bachelor of Science in Pharmacy from the Rutgers University Ernest Mario School of Pharmacy and a Masters in Business Administration in Management from Fairleigh Dickenson University.  Mr. Kovary is a member of the American and New Jersey Pharmaceutical Associations, the International Society of Pharmaceutical Engineers and the Parenteral Drug Association.  Mr. Kovary is a registered pharmacist in the State of New Jersey and a member of the Alumni Association of the Rutgers University Ernest Mario School of Pharmacy.

To the best of the Company’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, or significant employee during the past five years.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE*

The following table summarizes all compensation paid to or earned by the named executive officers (“NEO”) of the Company for Fiscal 2010, Fiscal 2009 and Fiscal 2008.

					Non-equity
Name and Principal	Fiscal		Stock	Options	incentive plan	All Other
Position	Year	Salary	Awards	Awards	compensation	Compensation	Total
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)

Arthur P. Bedrosian	2010	$407,410	$359,384	$297,390	$269,750	$22,367	$1,356,301
President and Chief Executive Officer	2009	367,202	—	42,381	244,365	43,796	697,744
	2008	324,825	122,234	158,303	—	22,099	627,461

Keith R. Ruck (1)	2010	189,293	89,550	243,090	123,500	11,257	656,690
Vice President of Finance and Chief Financial Officer	2009	128,854	—	22,163	60,617	1,234	212,868
	2008	—	—	—	—	—	—

Stephen J. Kovary (2)	2010	156,923	—	97,248	105,069	22,548	381,788
Vice President of Operations	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—

William Schreck	2010	196,681	177,791	302,729	130,000	28,159	835,360
Senior Vice President and General Manager	2009	180,722	—	22,603	118,947	18,341	340,613
	2008	170,670	68,022	105,535	—	18,044	362,271

Kevin Smith	2010	206,564	179,455	198,260	135,019	21,985	741,283
Vice President of Sales and Marketing	2009	200,180	—	22,603	130,825	21,502	375,110
	2008	192,005	61,490	105,535	—	21,495	380,525

* Note — Effective February 28, 2010 for fiscal years ending on or after December 20, 2009, the SEC amended its rules related to the Summary Compensation and Director Compensation Tables.  The new rules require issuers to report as compensation the aggregate grant date fair-value of stock and option awards issued during the fiscal year to NEOs, rather than the dollar amount recognized for financial statement purposes for that fiscal year under the previous rules.  Amounts are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.  Prior year amounts have been restated.

(1)  Mr. Ruck was hired on September 8, 2008 as Corporate Controller.  Mr. Ruck assumed the title of Interim Chief Financial Officer on March 23, 2009. Effective October 13, 2009, Mr. Ruck was appointed and assumed the duties as the Company’s Vice President of Finance and Chief Financial Officer.

(2)  Mr. Kovary was hired on September 8, 2009 as Vice President of Operations.

(i)                                Supplemental All Other Compensation Table

The following table summarizes the components of column (i) of the Summary Compensation Table:

		Company
		Match		Pay in
Name and Principal	Fiscal	Contributions	Auto	Lieu of	Housing	Excess Life	Sign On
Position	Year	401(k) Plan	Allowance	Vacation	Allowance	Insurances	Bonus	Total

Arthur P. Bedrosian	2010	$8,219	$13,500	$—	$—	$648	$—	$22,367
President and Chief Executive Officer	2009	8,823	13,500	20,993	—	480	—	43,796
	2008	8,195	13,500	—	—	404	—	22,099

Keith R. Ruck	2010	2,499	8,668	—	—	90	—	11,257
Vice President of Finance and Chief Financial Officer	2009	1,182	—	—	—	52	—	1,234
	2008	—	—	—	—	—	—	—

Stephen J. Kovary	2010	4,000	8,474	—	—	74	10,000	22,548
Vice President of Operations	2009	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—

William Schreck	2010	7,918	10,800	9,030	—	411	—	28,159
Senior Vice President and General Manager	2009	7,114	10,800	—	—	427	—	18,341
	2008	6,872	10,800	—	—	372	—	18,044

Kevin Smith	2010	8,371	13,500	—	—	114	—	21,985
Vice President of Sales and Marketing	2009	7,905	13,500	—	—	97	—	21,502
	2008	7,889	13,500	—	—	106	—	21,495

Compensation of Directors

Non-employee directors received a retainer of $3,500 per month as compensation for their services during Fiscal 2010.  They also were compensated $1,000 per Board meeting.  There were six Board meetings held during Fiscal 2010.  Additional committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Strategic Planning Committee.  Committee members received $1,000 and the Chairman received $1,500 per Committee meeting attended.  There were 11 Audit Committee meetings, one Strategic Planning Committee meeting, one Nominating and Governance Committee meeting, 11 Compensation Committee meetings and one Independent directors meeting held during Fiscal 2010.  Directors are also reimbursed for expenses incurred in attending Board and Committee meetings.

The following table provides information regarding fees earned and stock awards granted in Fiscal 2010 to non-employee directors:

DIRECTOR COMPENSATION

	Fees Earned	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

William Farber	$46,000	$48,375	$—	$—	$—	$—	$94,375

Ronald A. West	70,500	48,375	—	—	—	—	118,875

Jeffrey Farber	49,000	48,375	—	—	—	—	97,375

Kenneth Sinclair	66,000	48,375	—	—	—	—	114,375

Albert Wertheimer	70,500	48,375	—	—	—	—	118,875

Myron Winkelman	64,000	48,375	—	—	—	—	112,375

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Compensation Program

A fundamental goal of our compensation program is to maximize stockholder value. In order to accomplish this goal, we must attract and retain talented and capable executives, and we must provide those executives with incentives that motivate and reward them for achieving Lannett’s short and longer-term goals. To this end, our executive compensation is guided by the following key principles:

•          that executive compensation should depend upon group and individual performance factors;

•          that the interests of executives should be closely aligned with those of stockholders through equity-based compensation; and

•          that compensation should be appropriate and fair in comparison to the compensation provided to similarly situated executives within the pharmaceutical industry and within other publicly-traded companies similar in market capitalization to Lannett.

Important to our compensation program are the decisions of, and guidance from, the Compensation Committee of our Board of Directors. The Compensation Committee (which we refer to, for purposes of this analysis, as “the Committee”) is composed entirely of directors who are independent of Lannett under the independence standards established by the NYSE-AMEX Exchange, the securities exchange where our common stock is traded. The Committee operates pursuant to a written charter adopted by the Board. If you would like to review the Committee’s charter, it is available to any stockholder who requests a copy from our Chief Financial Officer, at 13200 Townsend Road, Philadelphia, Pennsylvania 19154.

The Committee has the authority and responsibility to establish and periodically review our executive compensation principles, described above. Importantly, the Committee also has sole responsibility for approving the corporate goals and objectives upon which the compensation of the chief executive officer (the “CEO”) is based, for evaluating the CEO’s performance in light of these goals and objectives, and for determining the CEO’s compensation, including his equity-based compensation.

The Committee also reviews and approves the recommendations of the CEO with regard to the compensation and benefits of other executive officers. In accomplishing this responsibility, the Committee meets regularly with the CEO, approves cash and equity incentive objectives of the executive officers, reviews with the CEO the accomplishment of these objectives and approves the base salary and other elements of compensation for the executive officers. The Committee has full discretion to modify the recommendations of the CEO in the course of its approval of executive officer compensation.

The Committee consults as needed with an outside compensation consulting firm retained by the Committee. As it makes decisions about executive compensation, the Committee obtains data from its consultant regarding current compensation practices and trends among United States companies in general and pharmaceutical companies in particular, and reviews this information with its consultant. In addition, the Chairman of the Committee is in contact with management outside of Committee meetings regarding matters being considered or expected to be considered by the Committee.  The Committee annually reviews recommendations from their outside consultant, and makes recommendations to the Board about the compensation of non-employee directors.  During fiscal years 2008 and 2009, Lannett used Mercer Consulting Inc. as its consultant. During fiscal year 2010, Lannett used Compensation Resources Inc. as its consultant.

During Fiscal 2007, the Committee recommended the adoption of a new Incentive Plan to supplement our existing stock option plans.  The Incentive Plan was approved by our stockholders in January 2007. The Incentive Plan provides for the grant of various equity awards, including stock options and restricted stock, to Lannett employees and directors. The Committee is responsible for administering this Plan and it has sole authority to make grants to the CEO or any other executive officer.

During the second quarter of Fiscal 2011, the Committee recommended the adoption of a new Incentive Plan to supplement our existing stock option plans.  The Incentive Plan is being submitted in this Proxy Statement for approval by our stockholders in January 2011. This Incentive Plan provides for the grant of various equity awards, including stock options and restricted stock, to Lannett employees and directors, as well as Independent Consultants that the Company utilizes. The Committee is responsible for administering this Plan and it has sole authority to make grants to the CEO, any other executive officer, director or Independent Consultant.

In conjunction with its responsibilities related to executive compensation, the Committee also oversees the management development process, reviews plans for executive officer succession and performs various other functions.

The individuals who served as Chief Executive Officer and Chief Financial Officer during Fiscal 2010, as well as the other individuals included in the Summary Compensation Table on page 12, are referred to as the “named executive officers.”

Risk Assessment

The criteria used for the bonus program of operating performance, research and development inclusive of ANDA/NDA submissions, acceptances of ANDA/NDAs, launches of approved ANDA/NDAs, individual performance goals, along with the weighting of each element, were assembled by the Company for our industry and were found to be reasonable for the nature of our business. The Compensation Committee reviews this criteria and a gives final approval to the senior management.  The Board of Directors is then notified as to what was approved at its next Board meeting.

Operating performance ties in directly with shareholder value. There is no bonus opportunity for management if they do not create value, so management interests and shareholder value are aligned. The risk of diluting the Company’s operating cash positions through the awarding of excessive bonus awards is controlled by the imposition of a bonus cash award limit equal to 20% of adjusted operating income as calculated from its fiscal year-end financial statements.

The R&D component of the criteria looks to the sustainability and growth of the organization. While it could be argued that there is risk associated with the choice of which products to submit for approval, there is no indication that those risks would be outside what would be considered normal and reasonable in the course of doing business. The ultimate goal is to be able to sell a product that positively impacts operating performance, which cannot occur unless the process of submission, approval, and launch is followed. If submissions do not make it to the approval stage, and if the approved products are not successfully launched, they cannot positively affect operating performance. Since there is a minimum operating performance (operating profit) level that must be attained before any payments are made through the bonus plan, there is a check and balance to prevent what could be viewed as a portfolio of “risky” submittals. The impact on operating performance is created over a period of time based on the total sales, so there needs to be sustainability with any new launch.

The achievement of individual goals as part of the bonus is subject to review and approval by senior management with the CEO providing the final review and approval. This multi-level process reduces the risk of having goals that are not linked to the overall objectives of the Company and its success. The awarding of a CEO discretionary portion, currently at 5% of the total of the bonus, also requires the same oversight. The total impact on bonus payout of these parts of the bonus program is significantly less than the operating performance and R&D parts. Again, there is no bonus payout unless the operating performance (operating profit) minimum goals are attained.

We believe our bonus program, along with the other elements of our executive compensation program, provides appropriate rewards and incentives to our executives to achieve our financial, business, and strategic goals. We also believe the structure and oversight of these programs provides a setting that does not encourage them to take excessive risks in their business decisions.

Our Fiscal 2010 Compensation Program

In Fiscal 2010, the Committee’s approach to compensation was intended to focus our executives on accomplishing our short and longer-term objectives, and it had as its ultimate objective sustained growth in stockholder value. This approach was intended to compensate executives at levels at or near the median levels of compensation offered by other pharmaceutical companies similar in size to Lannett and with whom we compete.

In making decisions about the elements of Fiscal 2010 compensation, the Committee not only considered available market information about each element but also considered aggregate compensation for each executive. Base salary provided core compensation to executives, but it was accompanied by:

•          the potential for incentive-based cash compensation based upon our attainment of Fiscal 2010 operating income, other targeted corporate goals and individual or departmental objectives,

•          various forms of equity compensation, including some grants based upon Fiscal 2010 sales growth results and upon our return on invested capital results,

•          various benefits and perquisites, and

•          the potential for post-termination compensation under certain circumstances.

Summary of Fiscal 2010 Compensation Elements

The table below provides detailed information regarding each element of the Fiscal 2010 compensation program.

	Compensation Element Overview	Purpose of the Compensation Element

Base Salary

Base salary pays for competence in the executive role. An executive’s salary level depends on the decision making responsibilities, experience, work performance, achievement of key goals and team building skills of each position, and the relationship to amounts paid to other executives at peer companies.

To provide competitive fixed compensation based on sustained performance in the executive’s role and competitive market practice.

Short-Term Incentives

Annual Incentive Bonus Plan (AIBP) The AIBP program rewards with cash awards for annual achievement of overall corporate objectives, and specific individual or departmental operational objectives.  In Fiscal 2010, objectives for the Officers were tied to Lannett’s achievement of operating income targets, other targeted corporate goals and individual objectives.

To motivate and focus our executive team on the achievement of our annual performance goals.

	Compensation Element Overview	Purpose of the Compensation Element

Long-Term Incentives

Stock Options

Stock options reward sustained stock price appreciation and encourage executive retention during a three-year vesting term and a ten-year option life.

Restricted Stock

Restricted stock rewards sustained stock price appreciation and encourages executive retention during its three-year vesting term.

The value of participants’ restricted stock increases and decreases according to Lannett’s stock price performance during the vesting period and thereafter.

We strive to deliver a balanced long-term incentive portfolio to executives, focusing on (a) share price appreciation, (b) retention, and (c) internal financial objectives.

The primary objectives of the overall design are: to align management interests with those of stockholders,

to increase management’s potential for stock ownership opportunities (all awards are earned in shares),

to attract and retain excellent management talent, and

to reward growth of the business, increased profitability, and sustained stockholder value.

	Compensation Element Overview	Purpose of the Compensation Element

Benefits

In General

Executives participate in employee benefit plans available to all employees of Lannett, including health, life insurance and disability plans. The cost of these benefits is partially borne by the employee, but mostly paid by the Company.

These benefits are designed to attract and retain employees and provide security for their health and welfare needs. We believe that these benefits are reasonable, competitive and consistent with Lannett’s overall executive compensation program.

401(k) Plan

Executives may participate in Lannett’s 401(k) retirement savings plan, which is available to all employees. Lannett matches contributions to the Plan, at a rate of $.50 on the dollar up to 8% of base salary.

Life Insurance

Lannett provides life insurance benefits to all employees. The coverage amount for executives is one times base compensation up to a limit of $115,000 and premiums paid for coverage above $50,000 are treated as imputed income to the executive.

Disability Insurance

Lannett provides short-term and long-term disability insurance to employees which would, in the event of disability, pay an employee 60% of his or her base salary with limits.

	Compensation Element Overview	Purpose of the Compensation Element

Perquisites

Lannett does not utilize perquisites or personal benefits extensively. The few perquisites that are provided complement other compensation vehicles and enable the Company to attract and retain key executives. These perquisites include: automobile allowances in various amounts to key executives.

We believe these benefits better allow us to attract and retain superior employees for key positions.

	Compensation Element Overview	Purpose of the Compensation Element

Post-Termination Pay

Severance Plan

Lannett’s Severance Pay Plan is designed to pay severance benefits to an executive for a qualifying separation. For the Chief Executive Officer, the Severance Pay Plan provides for a payment of three times the sum of base salary plus a pro rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

The Severance Pay Plan is intended (1) to allow executives to concentrate on making decisions in the best interests of Lannett (or any successor organization in the event that a change of control is to occur), and (2) generally alleviate an executive’s concerns about the loss of his or her position without cause.

For the other named executive officers, the Severance Pay Plan provides for a payment of eighteen months of base salary plus a pro rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

The use of the above compensation tools enables Lannett to reinforce its pay for performance philosophy as well as to strengthen its ability to attract and retain high-performing executive officers. The Committee believes that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value creation, and encourages executive recruitment and retention in a high-performance culture.

Market Data and Our Peer Group

In determining 2009 and 2010 compensation for the named executive officers, the Committee relied on market data provided by its consultants. This information was principally related to two groups of peer companies similar in size to Lannett with revenues one-half (1/2) to double (2x) that of Lannett. Companies were also added that were deemed business peers. One peer group (Peer Group A) consists of twenty-nine (29) pharmaceutical companies on a national scale. The other peer group (Peer Group B) consists of twelve (12) pharmaceutical companies in the Philadelphia and Northeast Region. Information on these companies was derived from two sources: (1) the consultant and broader market survey data analysis, and (2) publicly-available information appearing in the proxy statements of these companies. The members of the Peer Groups were:

Peer Group A	Peer Group B

Akorn Inc.	Auxilium Pharma Inc
Balchem Corp.	BMP Sunstone Corp
Barr Pharmaceuticals Inc.	Cambrex Corp
Bentley Pharmaceuticals	Emergent Biosolutions Inc.
Biomarin Pharmaceuticals Inc.	Enzon Pharmaceuticals Inc.
Bradley Pharmaceuticals Inc.	Hi Tech Pharmacal Co. Inc.
Caraco Pharmaceutical Labs	Interpharm Holdings Inc.
Chattem Inc.	NPS Pharmaceuticals Inc.
Cubist Pharmaceuticals Inc.	Orasure Technologies Inc.
Impax Laboratories Inc.	Osi Pharmaceuticals Inc.
Indevus Pharmaceuticals Inc.	Par Pharmaceutical Cos. Inc.
Inspire Pharmaceuticals Inc.	Sucampo Pharmaceuticals Inc.
Intermune Inc.
Ista Pharmaceuticals Inc.
Kensey Nash Corp.
Mattrix Initiatives Inc.
Medicines Co.
Nektar Therapeutics
Neogen Corp.
Noven Pharmaceuticals Inc.
Obagi Medical
Pain Therapeutics Inc.
Pozen Inc.
Questcor Pharmaceuticals Inc.
Salix Pharmaceuticals Ltd.
Santarus Inc.
Valeant Pharmaceuticals Intl.
Vertex Pharmaceuticals Inc.
Vivus Inc.

The Committee plans to evaluate the Peer Group periodically and revise it as necessary to ensure that it continues to be appropriate for benchmarking our executive compensation program.

Base Salary

Base salaries for the named executive officers are intended, in general, to approach median salaries for similarly situated executives among Peer Group companies. A number of additional factors are considered, however, in determining base salary, such as the executive’s individual performance, his or her experience, competencies, skills, abilities, contribution and tenure, internal compensation consistency, the need to attract new, talented executives, and the Company’s overall annual budget. Base salaries are generally reviewed on an annual basis.

Base salary increases were granted to Mr. Bedrosian for $34,490 effective on August 31, 2009, Mr. Smith for $6,050 effective on August 31, 2009, and Mr. Schreck for $17,289 effective on August 31, 2009, based on their performance.  Mr. Ruck was promoted to Vice President of Finance and Chief Financial Officer from Corporate Controller effective on October 13, 2009 and received a salary increase of $40,000 in connection with such promotion.  Mr. Kovary was hired on September 8, 2009 as Vice President of Operations and therefore did not receive a salary increase.

Fiscal 2010 Annual Incentive Bonus Plan

Design

In November 2006, the Committee approved the 2007 Annual Incentive Bonus Plan (or “AIBP”) program. This program allowed executive officers the opportunity to earn cash awards upon the accomplishment of the Fiscal 2010 operating income goal, other targeted corporate goals and a number of individual objectives. The relative weighting of these objectives for each executive was fifty percent (50%) for operating income, twenty-five percent (25%) for other targeted corporate goals, twenty percent (20%) for individual objectives and five percent (5%) based on CEO and Committee discretion.  For the CEO, the five percent (5%) discretionary portion will be determined by the Committee.

Based on market data provided by its consultant, and considering the relatively low base salaries of the named executive officers, the Committee formulated potential AIBP awards which exceeded the 50th percentile among Peer Group companies, expressed as percentages of base salary. Actual payouts depended upon the degree to which objectives were accomplished as well as the weight accorded to each objective, as described above. The table below shows the potential payout amounts for each of the named executive officers, expressed as percentages of base salary.

Performance Level	Arthur Bedrosian	Keith Ruck	Stephen Kovary	William Schreck	Kevin Smith
Superior Level	120-150%	120-150%	120-150%	120-150%	120-150%
Goal Level	100-120%	100-120%	100-120%	100-120%	100-120%
Threshold Level	50-100%	50-100%	50-100%	50-100%	50-100%

The Committee also determined that, if results for any objectives were between the minimum and maximum of the ranges, the Committee would determine appropriate payout percentage.

As discussed above, each named executive officer’s objectives for Fiscal 2010 included Company operating income targets and other targeted corporate goals. The Committee reviewed and approved these targets following discussions with management, a review of our historical results, consideration of the various circumstances facing the Company during Fiscal 2010 and taking into account the expectations of our annual plan. The Fiscal 2010 operating income and other corporate goals AIBP targets approved by the Committee are detailed in the table below.

Objective	Superior	Goal	Target
Operating Profit*	$17.5M	$13.5M	$9.45M
R&D Submissions	10	8	6
R&D Acceptances	9	7	5
R&D Launches	8	6	4

*                 Operating Profit is defined as Operating Income plus adding back Bonus Expense. For purposes of determining achievement of the AIBP targets, these measures can exclude certain categories of non-recurring items that the Committee believes do not reflect the performance of Lannett’s core continuing operations. There were no adjustments made in Fiscal 2010 for non-recurring items.

All payouts to the named executive officers under the 2010 AIBP were contingent upon the Committee’s review and certification of the degree to which Lannett achieved the 2010 AIBP objectives, and upon the Committee’s certification of the degree to which individual objectives had been achieved. The program provided that payout for any objective would be limited to 20% of the actual operating income (as defined by the AIBP) attained by Lannett.

The 2010 AIBP program provided that the Committee could, in its discretion: modify, amend, suspend or terminate the Plan at any time.

Results

In September 2010, the Committee reviewed and certified Lannett’s Fiscal 2010 results for purposes of the AIBP program, determining that the objectives for operating income and other corporate objectives achieved the Superior goals set at the beginning of the year, which represented 50% and 25% of the named executive officer total bonus amounts, respectively.

The Committee also reviewed and certified the performance of the named executive officer individual objectives, which represented 20% of their total bonus amounts, determining that these objectives were achieved as described below.

Mr. Bedrosian’s objectives were to oversee the expansion and profitability of the Cody Laboratories subsidiary and increase the manufacturing of additional APIs, achieve overall cGMP and other agency regulatory compliance, achieve operational efficiency, monitor headcount, identify new market and product opportunities, increase the response time for Board of Director requests and keep them abreast of changes in director regulatory compliance, and seek out potential acquisitions, alliances and joint ventures.

Mr. Schreck’s objectives were to reduce verified shipping errors, maintain inventory control measures, and complete the fit out and personnel move to the Company’s recently acquired Townsend Road facility.

Mr. Smith’s objectives were to improve market share of products, increase net sales to at least $123.0 million, decrease obsolete finished goods inventory through various short date promotions, and improve forecasts for production planning purposes..

Mr. Ruck’s objectives were to achieve a more cohesive accounting department, deliver accurate and timely month-end financial reports to senior management and the Board of Directors, reduce outside auditor and accounting professional fees and transition into the role of CFO from his interim role.

Mr. Kovary’s objectives were to assess and reorganize the overall organizational structure, evaluate, improve and track the Company’s facility and equipment requirements through a more formal capital investment plan, and review and enhance policies and procedures to ensure regulatory compliance.

In addition, all named executive officers received their 5% CEO discretionary bonus amount.

In calculating the 2010 bonus payments to the named executives as well as the other employees, it was determined that the Superior Level bonuses could not be paid because the accumulated total of payments to all employees would exceed 20% of the actual operating income achieved by the Company in Fiscal 2010 (“20% cap”).  The Committee, in its discretion, altered the 2010 bonus payments in two ways as a one-time adjustment:  First, the Committee lowered the overall calculation of the payout to the high end of the Goal Level.  Second, it decided to grant unrestricted shares of stock that would make up the difference between the 20% cap and the amount that employees would have received if the 20% cap were not in place.  These unrestricted shares will immediately vest upon grant, which is anticipated to occur in the third or fourth quarter of fiscal year 2011. These shares will only be granted upon the timely approval by the FDA of Lannett’s 505(b)(2) New Drug Application to manufacture and distribute its Morphine Sulfate Oral Solution product. The determination of the actual payment of this portion of the bonus once approval is received is at the discretion of the CEO, dependent on the timing of the approval and the financial results of the Company dictated by the events surrounding the approval.

The total value of the 2010 bonus payouts, including the unrestricted stock grant is expected to approximate 27.5% of the pre-bonus actual operating profit for the 2010 Fiscal Year.  The Company reviewed and altered its current compensation structure, including the AIBP program by the fall of 2010 so that fair compensation can be paid to its employees starting in Fiscal 2011 and beyond while still respecting the 20% bonus cap requirement.

2010 Long Term Incentive Awards (LTIA)

Design

The Committee believes that long-term equity incentives are an important part of a complete compensation package because they focus executives on increasing the value of the assets that are entrusted to them by the stockholders, achieving Lannett’s long-term goals, aligning the interests of executives with those of stockholders, encouraging sustained stock performance and helping to retain executives.

Prior to the approval of the Incentive Plan by stockholders in 2007, Lannett’s equity grants consisted only of stock options. The Incentive Plan expanded the types of equity vehicles which the Committee could grant to executives by including restricted stock. The Committee has not yet determined the amount of both stock options and restricted stock to be granted to executives for this year, but expects to complete these grants by the second quarter of Fiscal 2011.  But when these grants are determined, each will be designed to emphasize particular elements of the Company’s immediate and long-term objectives and to retain key executives. We will refer to these grants collectively as the 2010 Long Term Incentive Awards (LTIA). The types of grants will be:

•          stock options, becoming exercisable over three years (approximately one-third increments on each anniversary) from the date of the grant and having a total term of ten years, and

•          shares of restricted stock, vesting over three years (approximately one-third increments on each anniversary) from the date of grant.

The Committee assessed the appropriate overall value of these equity grants to executives by reviewing survey results and other market data provided by its consultant. This information included the value of equity grants made to similarly situated executives among the Peer Group. The overall value of LTIA grants for each executive was determined by the Committee with assistance from their consultant.

In determining the overall value of LTIA grants, the Committee also considered the potential value of equity compensation relative to other elements of compensation for each named executive officer. It likewise assessed the appropriate distribution of equity value among the grant types, as well as the corporate objectives each type of grant was intended to encourage.

Stock Options and Restricted Stock

Any stock options and restricted stock granted as part of the 2010 LTIA will be designed to reward sustained stock price appreciation and to encourage executive retention during a three-year vesting term and, in the case of stock options, a ten-year option life. Stock option and restricted stock awards are intended to align executives’ motivation with stockholders’ best interests. Grants of stock options will not contingent upon any conditions. They are to be granted independent of organizational performance. Stock options become exercisable approximately in one-third increments on the first three anniversaries of the date of grant. Restricted stock will be contingent upon Lannett achieving annual sales growth and return on invested capital goals.  Restricted stock will vest in approximately one-third increments on the first three anniversaries of the date of the grant.

Perquisites and Other Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

Lannett matches contributions to the 401(k) plan on a fifty cents on the dollar basis up to 8% of the contributing employee’s base salary, subject to limitations of the Plan and applicable law.  The named executive officers are also provided with car allowances, for which the taxes are also paid by the Company.

Lannett provides life insurance for executive officers which would, in the event of death, pay $115,000 to designated beneficiaries. Premiums paid for coverage above $50,000 are treated as imputed income to the executive. Lannett also provides short-term and long-term disability insurance which would, in the event of disability, pay the executive officer sixty percent (60%) of his base salary up to the plan limits of $2,000/week for short term disability and $15,000/month for long term disability. Executive officers participate in other qualified benefit plans, such as medical insurance plans, in the same manner as all other employees.

Attributed costs of the personal benefits available to the named executive officers for the fiscal year ended June 30, 2010, are included in column (i) of the Summary Compensation Table on page 12.

Severance and Change of Control Benefits

We believe that reasonable severance and change in control benefits are necessary in order to recruit and retain qualified senior executives and are generally required by the competitive recruiting environment within our industry and the marketplace in general. These severance benefits reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time, and are designed to alleviate an executive’s concerns about the loss of his or her position without cause. We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. Lannett’s Severance Pay Plan is designed to pay severance benefits to an executive for a qualifying separation. For the Chief Executive Officer, the Severance Pay Plan provides for a payment of three times the sum of base salary plus a pro rated annual cash bonus for the current year calculated as if all targets and goals are achieved. For the other named executive officers, the Severance Pay Plan provides for a payment of eighteen months of base salary plus a pro rated annual cash bonus for the current year calculated as if all targets and goals are achieved.

Timing of Committee Meetings and Grants; Option and Share Pricing

The Committee typically holds four regular meetings each year, and the timing of these meetings is generally established during the year. The Committee holds special meetings from time to time as its workload requires. Historically, annual grants of equity awards have typically been accomplished at a meeting of the Committee in September of each year. Individual grants (for example, associated with the hiring of a new executive officer or promotion to an executive officer position) may occur at any time of year. During the second quarter of Fiscal Year 2011, the Compensation Committee determined that no equity award grants will be made for Fiscal 2010.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of an executive officer’s compensation that exceeds $1.0 million per year unless the compensation is paid under a performance-based plan that has been approved by stockholders. The Committee believes that it is generally preferable to comply with the requirements of Section 162(m) through, for example, the use of our Incentive Plan. However, to maintain flexibility in compensating executive officers in a manner that attracts, rewards and retains high quality individuals, the Committee may elect to provide compensation outside of those requirements when it deems appropriate. The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this annual report on Form 10-K.

The Compensation Committee

Myron Winkelman (Chair)
Albert Wertheimer
Ronald West

Aggregated Options/SAR Exercises and Fiscal Year-end Options/SAR Values

The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in Fiscal 2010 under the Company’s 2003 Stock Option Plan and the LTIP.  No stock appreciation rights were granted to these individuals during such year.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Stocks or Units (#)	Underlying Options (#)	Awards ($/sh)	Options Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(i)

Arthur P. Bedrosian	10/29/2009								75,000	$6.94	$297,390
President and Chief Executive Officer	10/29/2009							30,000			$208,200
	11/10/2009							23,259			$151,184

Keith R. Ruck	10/13/2009								40,000	$7.98	$183,612
Vice President of Finance and Chief Financial Officer	10/29/2009								15,000	$6.94	$59,478
	10/29/2009							10,000			$69,400
	11/10/2009							3,100			$20,150

Stephen J. Kovary	9/14/2009								20,000	$8.48	$97,248
Vice President of Operations

William Schreck	10/27/2009								15,000	$7.53	$64,817
Senior Vice President and General Manager	10/29/2009								60,000	$6.94	$237,912
	10/29/2009							15,000			$104,100
	11/10/2009							11,337			$73,691

Kevin Smith	10/29/2009								50,000	$6.94	$198,260
Vice President of Sales and Marketing	10/29/2009							15,000			$104,100
	11/10/2009							11,593			$75,355

The following table sets forth information concerning the outstanding equity awards at June 30, 2010 owned by each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

Option Awards						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive Plan					Unearned	Unearned
			Awards:				Market	Shares,	Shares,
	Number of	Number of	Number of			Number of	Value of	Units or	Units or
	Securities	Securities	Securities			Shares or	Shares or	Other	Other
	Underlying	Underlying	Underlying			Units of	Units of	Rights	Rights
	Unexericised	Unexericised	Unexericised	Option	Option	Stock That	Stock That	That Have	That Have
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Not Vested	Not Vested
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Arthur P. Bedrosian	18,000	—	—	$4.63	7/23/2012
President and Chief	96,900	—	—	$7.97	10/28/2012
Executive Officer	33,000	—	—	$17.36	10/24/2013
	30,000	—	—	$16.04	5/11/2014
	25,000	—	—	$8.00	1/18/2016
	30,000	—	—	$6.89	11/28/2016
	50,000	25,000	—	$4.03	9/18/2017
	10,000	20,000	—	$2.80	9/18/2018
	—	75,000	—	$6.94	10/29/2019
						35,534	$162,390

Keith R. Ruck	5,000	10,000	—	$2.79	10/17/2018
Vice President of Finance	—	40,000	—	$7.98	10/13/2019
and Chief Financial Officer	—	15,000	—	$6.94	10/29/2019
						10,000	$45,700

Stephen J. Kovary	—	20,000	—	$8.48	9/14/2019
Vice President of Operations

William Schreck	17,745	—	—	$11.27	2/18/2013
Senior Vice President and	12,000	—	—	$5.18	10/25/2015
General Manager	15,000	—	—	$6.89	11/28/2016
	33,333	16,667	—	$4.03	9/17/2017
	5,333	10,667	—	$2.80	9/18/2018
	—	15,000	—	$7.53	10/27/2019
	—	60,000	—	$6.94	10/29/2019
						18,100	$82,717

Kevin Smith	38,760	—	—	$7.97	10/28/2012
Vice President of Sales and	13,000	—	—	$17.36	10/24/2013
Marketing	20,000	—	—	$16.04	5/11/2014
	12,000	—	—	$5.18	10/25/2015
	15,000	—	—	$6.89	11/28/2016
	33,333	16,667	—	$4.03	9/18/2017
	5,333	10,667	—	$2.80	9/18/2018
	—	50,000	—	$6.94	10/29/2019
						18,100	$82,717

The options above were granted ten years prior to the option expiration date and vest over three years from that grant date.

EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Arthur P. Bedrosian, President and Chief Executive Officer, Keith R. Ruck, Vice President of Finance and Chief Financial Officer, Kevin Smith, Vice President of Sales and Marketing, William Schreck, Senior Vice President and General Manager, Ernest Sabo, Vice President of Regulatory Affairs and Chief Compliance Officer and Stephen Kovary, Vice President of Operations.  Each of the agreements provides for an annual base salary and eligibility to receive a bonus.  The salary and bonus amounts of these executives are determined by the Board of Directors.  Additionally, these executives are eligible to receive stock options, which are granted at the discretion of the Board of Directors, and in accordance with the Company’s policies regarding stock option grants.  Under the agreements, these executive employees may be terminated at any time with or without cause, or by reason of death or disability.  In certain termination situations, the Company is liable to pay severance compensation to these executives of between 18 months and three years.

During the third quarter of Fiscal Year 2009, the Company’s former Vice President of Finance, Treasurer, Secretary and Chief Financial Officer resigned.  As part of his separation agreement, the Company is obligated to pay to him approximately $670,000 to settle any outstanding obligations from his employment agreement, including any salary, bonus, vacation, stock options and medical benefits.  Of this amount, $300,440 was paid in Fiscal 2009 with $165,000 designated for the payment of pro rated bonus, and $11,440 was designated for the payment of accrued but unused paid time off.  As part of the settlement, $124,000 was designated as the portion of the settlement related to the repurchase of his outstanding stock options. The Company therefore charged this amount to Additional Paid in Capital, as it represents the fair value of the options repurchased on the repurchase date.  Additional payments totaling $369,000 for severance and benefits were paid in Fiscal 2011 pursuant to the separation agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had sales of approximately $679,000, $786,000, and $787,000 during the fiscal years ended June 30, 2010, 2009 and 2008, respectively, to a generic distributor, Auburn Pharmaceutical Company (“Auburn”). Jeffrey Farber (the “related party”), a board member and the son of the Chairman of the Board of Directors and principal shareholder of the Company, William Farber, is the owner of Auburn.  Accounts receivable includes amounts due from the related party of approximately $161,000 and $125,000 at June 30, 2010 and 2009, respectively. In the Company’s opinion, the terms of these transactions were not more favorable to the related party than would have been to a non-related party.

In January 2005, Lannett Holdings, Inc. entered into an agreement in which the Company purchased for $100,000 and future royalty payments the proprietary rights to manufacture and distribute a product for which Pharmeral, Inc. (“Pharmeral”) owned the ANDA.  In Fiscal 2008, the Company obtained FDA approval to use the proprietary rights.  Accordingly, the Company originally capitalized this purchased product right as an indefinite lived intangible asset and tested this asset for impairment on a quarterly basis.  During the fourth quarter of Fiscal 2009, it was determined that this intangible asset no longer has an indefinite life.  No impairment existed because the estimated fair value exceeded the carrying amount on that date. Accordingly, the $100,000 carrying amount of this intangible asset will be amortized on a straight line basis prospectively over its 10 year remaining estimated useful life.  Arthur Bedrosian, President and Chief Executive Officer of the Company, Inc. currently owns 100% of Pharmeral.  This transaction was approved by the Board of Directors of the Company and in their opinion the terms were not more favorable to the related party than they would have been to a non-related party. In May 2008, Mr. Bedrosian and Pharmeral waived their rights to any royalty payments on the sales of the drug by Lannett under Lannett’s current ownership structure. Should Lannett undergo a change in control where a third party is involved, this royalty would be reinstated. The registered trademark OB-Natal® was transferred to Lannett for one dollar from Mr. Bedrosian.

During Fiscal Year 2010, Lannett Company, Inc. paid a management consultant, who is related to Mr. Bedrosian, $115,700 in fees and $16,803 in reimbursable expenses.  This consultant provided management, construction planning, laboratory set up and administrative services in regards to the Company’s initial set up of its Bio-study laboratory in a foreign country. It is expected that this consultant will continue to be utilized into Fiscal 2011. In the Company’s opinion, the fee rates paid to this consultant and the expenses reimbursed to him were not more favorable than what would have been paid to a non-related party.

Provell Pharmaceuticals, LLC (“Provell”) was a joint venture to distribute pharmaceutical products through mail order outlets.  In exchange for access to Lannett’s drug providers, Lannett initially received a 33% ownership interest in this venture.  Lannett’s ownership interest subsequently decreased to 25% due to the additional issuance of shares by Provell in which Lannett did not participate. The investment was valued at zero, due to losses incurred through that date by Provell.  During June 2009, the Company terminated its participation in this joint venture. In connection with the termination agreement, the Company was required to pay Provell ten percent of net sales of certain products for a period of up to twenty-four months.  Accounts receivable includes amounts due from Provell of zero and approximately $55,000 at June 30, 2010 and 2009, respectively. The Company recognized revenues of zero and approximately $29,000 and $141,000 during the fiscal years ended June 30, 2010, 2009 and 2008, respectively.

CODE OF CONDUCT

The Company has adopted the Code of Professional Conduct (the “code of ethics”), a code of ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, and Corporate Controller, and other finance organization employees.  The code of ethics is publicly available on our website at www.lannett.com.  If the Company makes any substantive amendments to the finance code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer, Chief Financial Officer, or Corporate Controller, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of three independent directors (as defined in section 121(A) of the American Stock Exchange listing standard) and operates under a written charter adopted by the Board of Directors in accordance with rules of the American Stock Exchange.

Management is responsible for the Company’s internal controls and the financial reporting process, in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue an opinion on the financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.  Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.  Grant Thornton LLP, Lannett’s independent auditors, stated in the written disclosures that in their judgment they are, in fact, independent.  The Audit Committee concurred in that judgment of independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Lannett’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 as filed with the Securities and Exchange Commission.

Audit Committee:

Kenneth Sinclair, Ph. D. (Chairman)
Ronald West
Albert Wertheimer, Ph. D.

APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL 2011

In prior years, stockholder ratification of the selection of the independent registered public accounting firm for the Company was requested at the annual stockholder meeting. In the spirit of the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — the Audit Committee, with the approval of the Board, has determined that a ratification vote would inhibit the Audit Committee’s ability to make timely decisions with respect to the appointment and/or dismissal of the independent registered public accounting firm and has therefore recommended removal of the ratification vote from the proxy process.

A representative from Grant Thornton, as independent registered public accounting firm for the current fiscal year, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

Grant Thornton LLP served as the independent auditors of the Company during Fiscal 2010, 2009 and 2008. No relationship exists other than the usual relationship between independent public accountant and client.  The following table identifies the fees incurred for services rendered by Grant Thornton LLP in Fiscal 2010, 2009 and 2008.

	Audit Fees	Audit-Related (1)	Tax Fees (2)	All Other Fees (3)	Total Fees

Fiscal 2010:	$352,760	$—	$190,401	$7,574	$550,735
Fiscal 2009:	$295,084	$—	$179,677	$10,932	$485,693
Fiscal 2008:	$335,894	$5,900	$78,880	$49,964	$470,638

(1) Audit-related fees include fees paid for preparation of an S-8 filing during Fiscal 2008.

(2) Tax fees include fees paid for preparation of annual federal, state and local income tax returns, quarterly estimated income tax payments, and various tax planning services.

(3) Other fees include:

Fiscal 2010 — Fees paid for review of various SEC correspondences.

Fiscal 2009 — Fees paid for review of various SEC correspondences.

Fiscal 2008 — Fees paid for review of various SEC correspondences.

The non-audit services provided to the Company by Grant Thornton LLP were pre-approved by the Company’s audit committee. Prior to engaging its auditor to perform non-audit services, the Company’s audit committee reviews the particular service to be provided and the fee to be paid by the Company for such service and assesses the impact of the service on the auditor’s independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 2 — APPROVAL OF 2011 LONG-TERM INCENTIVE PLAN (THE “PLAN”)

Your Board of Directors recommends approval of the Lannett 2011 Long-Term Incentive Plan.

In recognition of the changing regulatory and business environment facing the Company today, the Board of Directors has determined there is a need for a greater variety of performance based executive compensation incentive alternatives. Accordingly the Board of Directors recommends approval of the Lannett 2011 Long-Term (the “Plan”). See Exhibit I for a complete copy of the Plan.

The purpose of the Plan is to enable management of the Company, the key employees, Directors and independent consultants to (i) own shares of stock in the Company, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Company to attract, retain and motivate key management level employees of particular merit.

The Compensation Committee has developed a plan along with the Board of Directors. The Compensation Committee will administer the Plan and will select officers, certain other key contributing employees, Directors of the Company and certain independent consultants for participation. The Plan authorizes the Committee to grant both stock and/or cash-based awards through (i) incentive and non-qualified stock options and/or (ii) restricted stock, and/or long-term performance awards to participants. With respect to the stock options and stock grants, 1,500,000 shares will be set aside under the plan for stock option grants and/or restricted stock awards. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Committee determines is the most effective performance compensation approach to meet the Company’s strategic needs.

Stockholder approval will permit the Compensation Committee and the Board to manage the Plan and to grant awards under the Plan.  The above description is qualified in its entirety by reference to Plan, a copy of which is attached as Exhibit “I”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE 2011 LONG-TERM INCENTIVE PLAN.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

NOTICE REQUIREMENTS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to us at the Company’s offices at 13200 Townsend Road, Philadelphia, PA 19154, not later than August 19, 2011.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to the Company at the aforementioned address not later than November 25, 2011.

If the Company does not receive notice of a Stockholder proposal within this timeframe, management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

2010 ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report containing audited financial statements for the fiscal year ended June 30, 2010 accompanies this Proxy Statement.  You can obtain additional copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2010 at no charge by writing to Lannett Company, Inc., attention Chief Financial Officer, 9000 State Road, Philadelphia, PA 19136.

SIGNATURE

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: December 14, 2010	LANNETT COMPANY, INC.

/s/ William Farber
William Farber, Chairman of the Board

EXHIBIT I.	Lannett Company, Inc.
2011 Long-Term Incentive Plan

SECTION 1.         Purpose; Definitions

The name of this plan is the Lannett 2011 Long-Term Incentive Plan (the “Plan”).  The purpose of the Plan is to enable management, Directors, consultants, business affiliates and business partners of Lannett Company, Inc., a Delaware corporation (the “Corporation”), and its subsidiaries to (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key management level employees, Directors, consultants, business affiliates and business partners of particular merit.

For the purposes of the Plan, the following terms shall be defined as set forth below:

a.             “Applicable Law” means the legal requirements relating to the administration of stock option plans and restricted stock plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options or Restricted Stock granted to residents therein.

b.             “Board” means the Board of Directors of the Corporation.

c.             “Cause” means, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Plan Participant and the Company or a Related Entity; in the absence of such then-effective written agreement or definition “Cause” is based on, in the determination of the Committee, any act or omission of Plan Participant that would constitute cause for the purposes of the applicable common law, including without limitation the Plan Participant’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or an affiliated Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.  No Option issued to the Plan Participant under the Plan may be exercised or purchased, and no Restricted Stock shall vest, subsequent to the Plan Participant’s receipt of notice from the Company or a Related Entity of the Company’s or Related Entity’s intention to terminate the Plan Participant’s employment pursuant to (i) or (ii) above.

d.             “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and all applicable, rules regulations and notices published by the U.S. Department of Treasury thereunder that are in effect at the time that the services are rendered or the payments received, whichever set of rules is controlling at such time.

e.             “Committee” means the Compensation Committee of the Board.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

f.              “Corporate Transaction” means any of the following transactions:

(i)            a merger or consolidation in which the Corporation is not the surviving entity and which results in a greater than fifty percent (50%) change in ownership of the Corporation, except for a transaction the principal purpose of which is to change the state, territory, province or country in which the Corporation is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation’s subsidiary corporations);

(iii)          any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv)          acquisition by any person or related group of persons (other than the Corporation or by a Corporation-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities, not including securities held by such persons as of the effective date of this Plan.

g.             “Corporation” means Lannett Company, Inc., a corporation organized under the laws of the State of Delaware or any successor organization.

h.             “Director” means a member of the Board or a member of the Board of directors of a Related Entity.

i.              “Disability” means permanent and total disability as determined under the Corporation’s long-term disability program.

j.              “Eligible Company Participants” means management level employees and Directors of the Company or any Related Entity.

k.             “Eligible Third-Party Participants” means consultants, business affiliates and business partners of the Company or any Related Entity.

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l.              “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            Where there exists a public market for the Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Stock, or (B) if the Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)           If the Stock is traded on the over-the counter market, the average of the closing bid and asked prices of a Share of Stock on the day prior to the time of the determination (or if no such quotations shall have been made on such date, on the last date on which there were such quotations, provided that such quotations shall have been made within the ten (10) business days preceding the date of determination), in each case, as reported in such source as the Committee deems reliable; or

(iii)          In the absence of an established market for the Stock of the type described in (i) or (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.

m.            “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code and which, at all times, meets the necessary requirements and conditions to be treated as an incentive stock option.

n.             “Insider” means a Participant who is subject to the requirements of the Rules (as defined below).

o.             “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

p.             “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q.             “Participant” means an Eligible Company Participant or Eligible Third-Party Participant to whom an award of Options or Restricted Stock is granted pursuant to the 2011 Plan.

r.              “Plan” means the Lannett 2011 Long-Term Incentive Plan, as hereinafter amended from time to time.

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s.             “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

t.              “Restricted Stock” means an award of shares of Stock that is subject to restrictions pursuant to Section 6 below.

u.             “Rules” means Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

v.             “Securities Broker” means the registered securities broker acceptable to the Corporation who agrees to effect the cashless exercise of an Option pursuant to Section 5(k) hereof.

w.            “Share” means a share of Stock.

x.             “Stock” means the Common Stock $0.001 par value per share, of the Corporation.

y.             “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

z.             “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2.         Administration

The Plan shall be administered by the Committee and the Board.

The Committee shall have the authority to grant to Eligible Company Participants, pursuant to the terms of the Plan: (i) Stock Options and (ii) Restricted Stock.

In particular, the Committee shall have the authority:

(i)            to select the Eligible Company Participants to whom Stock Options and Restricted Stock may from time to time be granted hereunder;

(ii)           to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, or any combination thereof, are to be granted hereunder to Eligible Company Participants;

(iii)          to determine the number of shares to be covered by each award granted hereunder to Eligible Company Participants;

(iv)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder to Eligible Company Participants; including, but not limited to, the share price and any

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restriction or limitation, or any vesting condition regarding any Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion;

(v)           to determine whether and under what circumstances a Stock Option may be settled in cash or stock by an Eligible Company Participant, including Restricted Stock, under Section 5(j);

(vi)          to determine whether and under what circumstances a Stock Option may be exercised by an Eligible Company Participant without a payment of cash under Section 5(k);

(vii)         to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Eligible Company Participant, subject to applicable rules and limitations contained in relevant portions of the Code; and

(viii)        to determine, in good faith, that each award that is made is consistent with its intended tax treatment for Federal and state income tax purposes both with respect to the Corporation and with respect to any Eligible Company Participant.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto) to Eligible Company Participants, and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Eligible Company Participants in the Plan.

The Board shall have the authority to grant to Eligible Third-Party Participants, pursuant to the terms of the Plan: (i) Non-Qualified Stock Options and (ii) Restricted Stock.

In particular, the Board shall have the authority:

(i)            to select the Eligible Third-Party Participants to whom Non-Qualified Stock Options and Restricted Stock may from time to time be granted hereunder;

(ii)           to determine whether and to what extent Non-Qualified Stock Options, Restricted Stock, or any combination thereof, are to be granted hereunder to Eligible Third-Party Participants;

(iii)          to determine the number of shares to be covered by each award granted hereunder to Eligible Third-Party Participants;

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(iv)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder to Eligible Third-Party Participants: including, but not limited to, the share price and any restriction or limitation, or any vesting conditions regarding any Non-Qualified Stock Option or other award and/or the shares of Stock relating thereto, based on such factors as the Board shall determine, in its sole discretion;

(v)           to determine whether and under what circumstances a Non-Qualified Stock Option may be settled in cash or stock by an Eligible Third-Party Participant, including Restricted Stock, under Section 5(j);

(vi)          to determine whether and under what circumstances a Non-Qualified Stock Option may be exercised by an Eligible Third-Party Participant without a payment of cash under Section 5(k);

(vii)         to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Eligible Third-Party Participant, subject to applicable rules and limitations contained in relevant portions of the Code and/or other Applicable Law; and

(viii)        to determine, in good faith, that each award that is made is consistent with its intended tax treatment for Federal and state income tax purposes both with respect to the Corporation and with respect to any Eligible Third-Party Participant.

The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto) to the Eligible Third-Party Participants; and to otherwise supervise the administration of the Plan.

All decisions made by the Board pursuant to the provisions of the Plan with respect to Eligible Third-Party Participants shall be final and binding on all persons, including the Corporation and Eligible Third-Party Participants.

SECTION 3.         Stock Subject to the Plan

a.             Stock Subject to Plan.  The stock to be subject or related to awards under the Plan shall be 1,500,000 shares of the Corporation’s Stock and may be either authorized and unissued or held in the treasury of the Corporation.  Any or all of such 1,500,000 shares of Stock may be granted for awards of Incentive Stock Options, Non-Qualified Stock Options or Restricted Stock.  Notwithstanding the foregoing, no person shall receive, over the term of the Plan, more than aggregate of 40% of the shares authorized for grant under the Plan.

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b.             Computation of Stock Available for the Plan.  For the purpose of computing the total number of shares of Stock available for distribution or issuance at any time in each calendar year during which the Plan is in effect in connection with the exercise of options awarded under the Plan, there shall be deducted from the total number of shares of Stock determined to be available pursuant to paragraphs (a) and (c) of this Section 3, the maximum number of shares of Stock subject to issuance upon exercise of options or other stock based awards made under the Plan.

c.             Unused, Forfeited and Reacquired Shares.  Any unused portion of the shares annually available for award shall be carried forward and shall be made available for Plan awards in succeeding calendar years. The shares related to the unexercised or undistributed portion of any terminated, expired or forfeited award for which no material benefit was received by a participant (i.e. dividends) also shall be made available for distribution in connection with future awards under the Plan.  Any shares made available for distribution in connection with future awards under this Plan pursuant to this paragraph (c) shall be in addition to the shares available pursuant to paragraph (a) of this Section 3.  However, the total of all carry forward shares, regardless of origin, shall not at any time exceed 1,500,000 shares.

d.             Reservation of Shares.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

e.             Other Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock (a “Recapitalization Event”), such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan and in the number and price of shares subject to other Restricted Stock made under the Plan, as may be determined by the Committee to reflect and account for such Recapitalization Event, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.         Eligibility

Eligible Company Participants and Eligible Third-Party Participants are eligible to be granted awards under the Plan.

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SECTION 5.         Stock Options

Stock Options may be granted alone, in addition to or in tandem with awards of Restricted Stock granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee or the Board may from time to time approve.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee and the Board shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422.  Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee or the Board shall deem appropriate:

a.             Option Price. The option price per share of Stock purchasable under a Stock Option, whether an Incentive Stock Option or a Non-Qualified Stock Option, shall be determined by the Committee or the Board at the time of grant but with respect to Incentive Stock Options shall be not less than 100% of the Fair Market Value of the Stock at the time of grant. However, any Incentive Stock Option granted to any Participant who, at the time the option is granted, owns more than 10% of the voting power of all classes of stock of the Corporation or of a Parent or Subsidiary corporation, shall have an exercise price no less than 110% of Fair Market Value per share on date of the grant.

b.             Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the Option is granted and no Non-Qualified Stock Option shall be exercisable more than ten years after the date the Option is granted.  However, any Incentive Stock Option granted to any Participant who, at the time the option is granted owns more than 10% of the voting power of all classes of Stock of the Corporation may not have a term of more than five years.  No option may be exercised by any person after expiration of the term of the option.

c.             Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall he determined by the Committee or the Board at time of grant, provided, however, that, except as provided in Section 5(f) and Section 7, unless otherwise determined by the Committee or the Board at or after grant, no Stock Option shall be exercisable during the six months following the date of the granting of the Option.  If the Committee or the Board provides, in its discretion, that any Stock Option is exercisable only in

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installments, the Committee or the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee or the Board shall determine, in their sole discretion.

d.             Method of Exercise.  Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time and from time to time during the term of the option, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or such other instrument as the Committee or the Board may accept.  The Company has established during Fiscal Year 2011 an on-line website that administers all equity award grants and transactions and this website will now be used to complete the transactions and deliver the payments to the Company directly.  As determined by the Committee or the Board, in their sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock subject to an award hereunder by the withholding of whole shares of Stock (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee or the Board), provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already-owned Shares may be authorized only at the time the option is granted.

The Committee or the Board, in their sole discretion, may at the time of grant or such later time as it determines, permit payment of the option exercise price of a Non-Qualified Stock Option to be made in whole or in part in the form of Restricted Stock.  If such payment is permitted, then such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise, shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee or the Board, in their sole discretion, at or after grant.

If payment of the exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of unrestricted stock already owned by the Participant, the Corporation may require that the stock be owned by the Participant for a period of six months or longer.

No shares of Stock shall be issued until full payment therefor has been made.  A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the option when the Participant has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

e.             Non-transferability of Options.  No Stock Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock options shall be exercisable, during the Participant’s lifetime, only by the Participant or by a designee acting pursuant to a valid power of attorney.

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f.              Termination by Reason of Death.  Subject to Section 5(i), if a Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee or the Board may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one (1) year (or such shorter period as the Committee or the Board may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

g.             Termination by Reason of Disability.  Subject to Section 5(j), if an Participant’s employment or engagement by the Corporation or any Related Entity terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee or the Board may determine at or after grant, for a period of one (1) year (or such shorter period as the Committee or the Board may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Participant dies within such one-year period (or such shorter period as the Committee or the Board shall specify at grant), any unexercised Stock Option held by such Participant shall, at the sole discretion of the Committee or the Board, thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

h.             Other Termination.  Unless otherwise determined by the Committee or the Board at or after grant, if a Participant’s employment or engagement with the Corporation or any Related Entity terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three (3) months or the balance of such Stock Option’s term if the Participant is involuntarily terminated by the Corporation or a Related Entity without Cause.

i.              Incentive Stock Option Limitations.  To the extent required for “incentive stock option” status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock options granted after 1986 are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Corporation (within the meaning of Section 425 of the Code) after 1986 shall not exceed $100,000.

To the extent (if any) permitted under Section 422 of the Code, if (i) a Participant’s employment with the Corporation is terminated by reason of death, Disability or retirement and (ii) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section

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5(f), (g) or (h), applied without regard to this Section 5(i), is greater than the portion of such option that is exercisable as an “incentive stock option” during such post-termination period under Section 422, such post-termination period shall automatically be extended (but not beyond the original option term) to the extent necessary to permit the Participant to exercise such Incentive Stock Option. The Committee is also authorized to provide at grant for a similar extension of the post-termination exercise period in the event of a Change-in-Control.  Incentive Stock Options may be granted only to employees of the Company.

j.              Cash-out of Option: Settlement of Spread Value in Restricted Stock.  On receipt of written notice to exercise, the Committee or the Board may, in their sole discretion, elect to cash out all or part of the portion of any Non-Qualified Stock Option to be exercised by paying the Participant an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price (the “Spread Value”) on the effective date of such cash-out.

In addition, if the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee or the Board may require that all or part of the shares to be issued with respect as to the Spread Value of an exercised option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restrictions involved.

k.             Cashless Exercise.  To the extent permitted under Applicable Law, and with the consent of the Committee or the Board, the Corporation agrees to cooperate in a “cashless exercise” of an option.  The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to sell or withhold a sufficient number of shares of Common Stock to cover the costs and expenses, including exercise price, associated therewith.

l.              Time of Granting Options.  The date of grant of an Option shall for all purposes be the date on which the Committee or the Board makes the determination to grant such Option, or such other date as is determined by the Committee or the Board.  Notice of the grant determination shall be given to each Plan Participant to whom an Option is so granted within a reasonable time after the date of such grant.

SECTION 6.         Restricted Stock

a.             Administration.  Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan.  The Committee or the Board, upon consultation with the Chief Executive Officer of the Corporation, shall determine the Eligible Company Participants and Eligible Third-Party Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6(b)) , the time or times within which such

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awards may be subject to forfeiture and/or vesting, and all other conditions of the awards.

The Committee or the Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee or the Board may determine, in their sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

b.             Awards and Certificates.  The prospective recipient of a Restricted Stock award shall not have any legally enforceable rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

(i)            The purchase price (if any) for shares of Restricted Stock shall be as determined by the Committee or the Board.

(ii)           Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee or the Board may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 6(b)(i).

(iii)          Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2011 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Lannett Company, Inc. Copies of such Plan and Agreement are on file in the offices of, Attention: Chief Financial Officer, Lannett Company, Inc., 13200 Townsend Road, Philadelphia, PA 19154.”

(iv)          The Committee or the Board shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

c.             Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions.

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(i)            Subject to the provisions of this Plan and the award agreement, during a period set by the Committee or the Board commencing with the date of such award (the “Restricted Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.  Within these limits, the Committee or the Board, in their sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(ii)           Except as provided in this paragraph (ii) and Section 6(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends.  The Committee or the Board, in their sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee or the Board so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, which additional Stock may be subject to such restrictions and conditions as determined by the Committee or the Board.

(iii)          Subject to the applicable provisions of the award agreement and subject to this Section 6 and Section 7 below, upon termination of a participant’s employment or engagement with the Corporation for any reason during the Restricted Period, all shares still subject to restriction shall be forfeited by the participant upon such termination.

(iv)          In the event of hardship or other special circumstances of a participant whose employment with the Corporation is involuntarily terminated (other than for Cause), the Committee or the Board may, in their sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(v)           If the Restricted Stock is subject to a Restricted Period and such Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Period, the certificates for such Shares shall be delivered to the Plan Participant promptly.

SECTION 7.         Corporate Transaction Provisions

a.             Impact of Event:

In the event of a Corporate Transaction, unless otherwise determined by the Committee or the Board at or after grant, but prior to the occurrence of such Corporate Transaction,

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(i)            The restrictions applicable to any Option awards under the Plan shall lapse and such awards shall be deemed fully vested.

(ii)           The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has been established because the realization of the performance goals have been determined shall lapse and such Shares shall deemed fully vested.

(iii)          The restrictions applicable to any Restricted Stock awards for which the number of Shares of Restricted Stock has not been established because the realization of the performance goals has not yet been determined shall lapse as follows: (a) if the Corporate Transaction occurs two (2) or more years after the date of the commencement of three year period for measuring performance, or if the period to measure performance is one year, then all restrictions shall lapse and all of the Restricted Stock shall be fully vested; (b) if the Corporate Transactions occurs one or more years and less than two years after the date of the commencement of the three year period for measuring performances, then the restrictions shall lapse on 66 2/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 33 1/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such Shares of Restricted Stock may be subject to forfeiture; and (c) if the Corporate Transaction occurs less than one year after the date of the commencement of the three year period for measuring performance, then the restrictions shall lapse on 33 1/3% of the Restricted Stock, which Shares of Restricted Stock shall be fully vested, and the restrictions on 66 2/3% of the Restricted Stock shall remain, and subject to the determination of the Committee such Shares of Restricted Stock may be subject to forfeiture.  The value of all outstanding and vested Options and Restricted Stock awards may, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Corporate Transaction Price” as defined in Section 7(b) as of the date such Corporate Transaction is determined to have occurred or such other date as the Committee may determine prior to the Corporate Transaction.

b.             Corporate Transaction Price.  For purposes of this Section 7, “Corporate Transaction Price” means, as of any given date, the highest sales price per share paid in any transaction reported by the relevant exchange (consolidated trading) as determined pursuant to Section 1(i) hereof, or paid or offered in any bona fide transaction related to a potential or actual change in control of the Corporation at any time during the preceding sixty day period as determined by the Committee or the Board.

c.             Compliance with Section 162(m) or Section 28OG of the Code.  Except as provided in any employment agreement with any Plan Participant, no payment shall be made under this Section 7 which, when aggregated with other payments made to the employee, would, as determined by such person(s) as the Committee

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or the Board shall irrevocably designate at or prior to a Corporate Transaction, result in an excess parachute payment for which the Corporation would not receive a Federal income tax deduction by reason of Section 162(m) or Section 28OG of the Code.

SECTION 8.         Amendments, Suspensions and Termination of the Plan

a.             The Committee or the Board may at any time amend, suspend or terminate the Plan.  To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b.             No Option or Restricted Stock award may be granted during any suspension of the Plan or after termination of the Plan.

c.             Any amendment, suspension or termination of the Plan shall not affect Options or Restricted Stock already granted, and such Options and Restricted Stock shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Plan Participant and the Committee or the Board, which agreement must be in writing and signed by the Plan Participant and the Company.

SECTION 9.         Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant who may acquire legally enforceable rights to receive payments in cash, Stock or Options pursuant to the express terms and conditions of this Plan, any rights that are greater than those of a general creditor of the Corporation.  In its sole discretion, the Committee or the Board may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 10.       General Provisions

a.             If the Shares issued to a Plan Participant upon exercise of Options or upon a grant of Restricted Stock is not registered, the Committee or the Board may require each person purchasing shares pursuant to a Stock Option under the Plan to represent to and agree with the Corporation in writing that the Participant or Participant is acquiring the shares without a view to distribution thereof.  The certificates for such shares may include any legend which the Committee or the Board deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee or the Board may deem advisable under the rules, regulations, and

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other requirements of the Exchange Act, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee or the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

b.             Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

c.             The adoption of the Plan shall not confer upon any employee of the Corporation any right to continued employment with the Corporation, as the case may be, nor shall it interfere in any way with the right of the Corporation to terminate the employment of any of its employees at any time.

d.             No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, an Eligible Company Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

e.             At the time of grant, the Committee may provide in connection with any grant made under this Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer to the Corporation any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee specify at the time of grant.

f.              The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

g.             The Plan and all awards made and actions taken thereunder shall he governed by and construed in accordance with the laws of the State of Delaware.

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SECTION 11.       Effective Date of Plan

The Plan shall be effective on the date it is approved by a vote of the holders of a majority of the total outstanding Stock. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Committee may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

SECTION 12.       Term of Plan

No Stock Option or Restricted Stock Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 13.       No Effect on Retirement and Other Benefit Plans

Except as specifically provided in a retirement or other benefit plan of the Corporation, Options and Restricted Stock shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

SECTION 14.       Compliance with Section 409A

It is the intention of the Corporation that the provisions of this Plan comply with, and this Plan shall be construed and interpreted at all times, to the extent necessary or required, to avoid any violations of the requirements imposed by, Section 409A of the Code, as may be amended.  The Company reserves the right, to the extent it deems necessary, in its sole discretion, to unilaterally amend or modify the Plan to ensure that all awards, rights or benefits granted to Participants are made in such a manner that either qualifies for exemption from or complies with Section 409A, and where applicable Sections 83 and 421-423, of the Code.

SECTION 15.       Reliance on Own Tax Advisor

Each Participant under this Plan shall be required to represent and warrant in writing prior to receiving any legally enforceable rights under this Plan, that he or she has obtained, or has had the opportunity to obtain advice from an independent and competent tax advisor, including a certified public accountant or lawyer properly credentialed in Federal taxation, as to the various tax consequences to the awards and payments that the Participant may receive and the compliance obligations of the Participant.

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X PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JANUARY 19, 2011 With- For All For hold Except Detach above card, sign, date and mail in postage paid envelope provided. PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears thereon. LANNETT COMPANY, INC. REVOCABLE PROXY LANNETT COMPANY, INC. INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee's name in the space provided below. This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder of Lannett Company, Inc., a Delaware corporation ("Lannett"), hereby appoints William Farber and Keith R. Ruck and either of them, as proxies with full power of substitution, for the undersigned to vote the number of shares of common stock of Lannett that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Lannett to be held on January 19, 2011, at 9:00 a.m. local time, at the Company's facility at 9001 Torresdale Avenue, Philadelphia, PA 19136 and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated December 14, 2010. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2. Receipt of the Proxy Statement, dated December 14, 2010, is hereby acknowledged. 2. Proposal to approve the 2011 Long-Term Incentive Plan (the “Plan”) You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation. The proxies cannot vote your shares unless you sign and return this card. 1. Proposal to elect directors of Lannett, each to serve until Lannett's next annual meeting of stockholders or until their respective successors have been duly elected and qualified. William Farber, Ronald West, Arthur Bedrosian, Jeffrey Farber, Kenneth Sinclair, Albert Wertheimer, Myron Winkelman and David Drabik IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED. PLEASE MARK VOTES AS IN THIS EXAMPLE Date Sign above Please be sure to date and sign this proxy card in the box below. 0242 PROXY MATERIALS ARE AVAILABLE ON-LINE AT: http://www.cfpproxy.com/0242 For Against Abstain